UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2014

CDW CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35985	26-0273989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

(847) 465-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2014, CDW Corporation (the “Company”) assumed, amended and restated Compensation Protection Agreements previously entered into between CDW LLC, a wholly owned subsidiary of the Company, and each of Thomas E. Richards, Dennis G. Berger, Douglas E. Eckrote, Christine A. Leahy, Jonathan J. Stevens and Ann E. Ziegler to, among other things, remove the tax gross-up upon a change in control from each of their previous agreements, effective as of January 1, 2014. On March 24, 2014, the Company also entered into new Compensation Protection Agreements with each of Neal J. Campbell, Christina M. Corley, Christina V. Rother and Matthew A. Troka, effective as of January 1, 2014. The aforementioned individuals who are parties to the Compensation Protection Agreements are each referred to herein as an “Executive Officer” and are collectively referred to herein as the “Executive Officers.” Under each Compensation Protection Agreement, an Executive Officer is entitled to severance benefits upon a qualifying termination of employment with the Company and its subsidiaries.

If the employment of an Executive Officer is terminated by the Company or one of its subsidiaries without “cause” or by the Executive Officer for “good reason,” the Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) certain accrued obligations (if the Executive Officer’s employment is terminated by the Company); (2) the portion of the unpaid annual incentive bonus that the Executive Officer would have received had he or she remained employed by the Company or one of its subsidiaries for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation of the Executive Officer’s base salary for two years in accordance with the Company’s regular payroll practices ; (4) payment of two times the Executive Officer’s annual incentive bonus that would have been earned had the Executive Officer remained employed by the Company or its subsidiaries for the full year in which the termination occurs, based on actual performance, or if the termination occurs after a change in control, two times the Executive Officer’s average annual incentive bonus over the period of up to three years of employment prior to the year in which the change in control occurred; (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Executive Officer becomes eligible for the same type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Executive Officer, the Company will instead provide a cash payment, subject to applicable tax withholding, in an amount sufficient to purchase comparable benefits) and (6) outplacement services of up to $20,000. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Executive Officer’s execution and non-revocation of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

If the employment of an Executive Officer is terminated for any other reason, the Executive Officer or his or her estate, as applicable, is entitled to receive the following payments under his or her Compensation Protection Agreement: (1) certain accrued obligations and (2) in the case of death or disability, an annual incentive bonus (based on the target bonus under the Company’s Senior Management Incentive Plan), prorated through the effective date of the Executive Officer’s termination of employment.

If the payments and benefits to an Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments to the Executive Officer will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Executive Officer receiving a higher net after-tax amount.

The Company and CDW LLC are jointly and severally responsible for all payments and obligations under the Compensation Protection Agreements.

As a condition to each Executive Officer becoming a party to a Compensation Protection Agreement, each Executive Officer also executed a Noncompetition Agreement that includes eighteen-month noncompetition and nonsolicitation restrictions and provisions regarding confidentiality and intellectual property. If the Executive Officer breaches the Noncompetition Agreement, all severance payments and benefits under the Compensation Protection Agreement cease and the Executive Officer must repay to the Company all severance payments and benefits received under the Compensation Protection Agreement.

Each of the Compensation Protection Agreements is effective as of January 1, 2014 and expires on the third anniversary of the effective date. If a potential change in control occurs during the term of the Compensation Protection Agreement, the term will continue until the potential change in control terminates without the occurrence of a change in control, and if a change in control occurs during the term of the agreement, the Compensation Protection Agreement will continue for at least 24 months after such change in control.

The foregoing is only a summary of the material terms of the Compensation Protection Agreements and Noncompetition Agreements and does not purport to be complete, and is qualified in its entirety by reference to Mr. Richards’ Compensation Protection Agreement and the form of the other Executive Officers’ Compensation Protection Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein, and the form of the Noncompetition Agreements, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Compensation Protection Agreement, dated as of March 24, 2014, by and among CDW Corporation, CDW LLC and Thomas E. Richards

10.2	Form of Compensation Protection Agreement

10.3	Form of Noncompetition Agreement under the Compensation Protection Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2014	CDW CORPORATION

	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary